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                                                                    Exhibit 5(b)

                                 [LATHAM & WATKINS LETTERHEAD]


                                  July 18, 2002


Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
3200 Northline Avenue, Suite 360
Greensboro, North Carolina 27408

                     Re: $400,000,000 Aggregate Offering Price of Securities of Tanger Factory Outlet Centers, Inc. and
                          Tanger Properties Limited Partnership

Ladies and Gentlemen:

            We are acting as special counsel to Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company"), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the "Operating Partnership"), in connection with the Post-Effective Amendment
No. 1 to Form S-3 (the "Post-Effective Amendment") being filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Post-Effective Amendment (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of up to $400,000,000 aggregate offering price (a) by the Operating Partnership of one or more series of debt securities (the "Debt Securities"), each such series of Debt Securities which may be unconditionally guaranteed by the Company (the "Guarantees"), and (b) by the Company of (i) common shares, par value $.01 per share (the "Common Shares"), (ii) one or more series of preferred shares, par value $.01 per share (the "Preferred Shares"), (iii) depository shares representing Preferred Shares (the "Depository Shares") and
(iv) warrants representing a right to acquire Common Shares (the "Common Share Warrants"). The Debt Securities, Guarantees, Common Shares, Preferred Shares, Depository Shares and Common Share Warrants are collectively referred to as the "Securities."

            The Debt Securities will be issued pursuant to (a) an indenture, dated as of March 1, 1996, among the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), previously filed with the Commission as Exhibit 4(a) to the Company's registration statement on Form S-3, dated April 12, 1996 (Registration No. 333-03526/333-03526-01) (the "Senior Indenture"), and (b) a subordinated indenture, a form of which has been previously filed with the Commission as
Exhibit 4(b) to the Company and the Operating Partnership's registration statement on Form S-3, dated January 23, 1996 (Registration No. 33-99736/33-99736-01) (the "Subordinated Indenture" and, together with the Senior

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LATHAM & WATKINS

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
July 18, 2002
Page 2


Indenture, the "Indentures"), among the Operating Partnership, the Company and a trustee (together with the Trustee, the "Trustees").

            In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Operating Partnership in connection with the authorization and issuance of the Securities and for the purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

            We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of New York. Various issues concerning the laws of North Carolina are addressed in the opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., separately provided to you, and we express no opinion with respect to those matters.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

            (1) The Senior Indenture constitutes the legally valid and binding agreement of the Company and the Operating Partnership, enforceable against each of them in accordance with its terms.

            (2) When the Subordinated Indenture has been duly authorized, executed and delivered by the parties thereto, the Subordinated Indenture will constitute the legally valid and binding agreement of the Company and the Operating Partnership, enforceable against each of them in accordance with its terms.

            (3) When the Debt Securities have been duly established by the related Indenture (including, without limitation, the adoption by the Board of Directors of the Company

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LATHAM & WATKINS

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
July 18, 2002
Page 3


of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Operating Partnership against payment therefor in accordance with the terms and provisions of the related Indenture and as contemplated by the Post-Effective Amendment and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

            (4) The Guarantees, when executed in accordance with the terms of the related Indenture and upon due execution, authentication and delivery of the Debt Securities to which they relate and upon payment therefor, will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

            The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indentures; (v) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent a court determines such fees to be reasonable; and (vi) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

            To the extent that the obligations of the Operating Partnership under the Indentures and the obligation of the Company under the Guarantees may be dependent upon such matters, we assume for purposes of this opinion (a) that each of the Operating Partnership, the Company and each of the Trustees (i) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the requisite corporate, partnership or other organizational and legal power and authority to perform its obligations under the Indentures and the Guarantees, as applicable; and (iii) has duly authorized, executed and delivered the Senior Indenture, the Subordinated Indenture and the Guarantees, as applicable; and (b) as to each of the Trustees, that (i) it is duly qualified to engage in the activities contemplated by the Indenture to which it is a party; (ii) the Indenture to which it is a party constitutes its legally valid, and binding obligation, enforceable against it in accordance with its terms; and (iii) it is in compliance, generally and with respect to acting as a trustee under the Indenture to which it is a party, with all applicable laws and regulations.


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LATHAM & WATKINS

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
July 18, 2002
Page 4


            We consent to your filing this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm contained under the heading "Legal Matters."

            This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                             Very truly yours,


                                             /s/ Latham & Watkins

                                             LATHAM & WATKINS